     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 2000
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------
                            INTRANET SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          MINNESOTA                                          41-1652566
 (State or Other Jurisdiction of                          (I.R.S. Employer
          Incorporation)                                Identification Number)

                                8091 WALLACE ROAD
                          EDEN PRAIRIE, MINNESOTA 55344
                                 (612) 903-2000
          (Address and Telephone Number of Principal Executive Offices)
                                 ---------------

                                 ROBERT F. OLSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            INTRANET SOLUTIONS, INC.
                                8091 WALLACE ROAD
                          EDEN PRAIRIE, MINNESOTA 55344
                                 (612) 903-2000
           (Name, Address, and Telephone Number of Agent for Service)
                                 ---------------
                                   Copies to:
      KRIS SHARPE, ESQ.                              JONATHAN B. ABRAM, ESQ.
     FAEGRE & BENSON LLP                               DORSEY & WHITNEY LLP
     2200 NORWEST CENTER                              220 SOUTH SIXTH STREET
MINNEAPOLIS, MINNESOTA 55402                       MINNEAPOLIS, MINNESOTA 55402
       (612) 336-3000                                     (612) 340-2600
     FAX (612) 336-3026                                 FAX (612) 340-2868
                                 ---------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-30466
     If this form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE

======================== ======================== ====================== ===================== =====================
                                                                               Proposed
                                                        Proposed               maximum
       Title of                  Amount                  maximum              aggregate             Amount of
     securities to                to be              offering price            offering            registration
     be registered             registered             per share (1)           price (1)                fee
======================== ======================== ====================== ===================== =====================
     Common Stock,
    $.01 par value           345,000 shares              $41.625             $14,360,625            $3,791.21
======================== ======================== ====================== ===================== =====================

(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices per share of the Registrant's Common Stock on March 8, 2000 as reported on the Nasdaq National Market.

================================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     IntraNet Solutions, Inc. is filing this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Common Stock of IntraNet Solutions contemplated by the Registration Statement on Form S-3 (333-30466) filed by IntraNet Solutions with the Securities and Exchange Commission on February 15, 2000, as amended by Amendment No. 1 thereto filed on March 7, 2000, which was declared effective on March 9, 2000 (the "Prior Registration Statement"). IntraNet Solutions is filing this Registration Statement for the sole purpose of increasing the number of shares of Common Stock offered by 345,000 shares and increasing the aggregate offering price to the public set forth in such prior Registration Statement by $14,360,625. The contents of the Prior Registration Statement are incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 10, 2000.

                                  INTRANET SOLUTIONS, INC.

                                  By /s/ Robert F. Olson
                                     -------------------------------------------
                                     Robert F. Olson
                                      Chairman of the Board of Directors,
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, representing a majority of the Board of Directors, in the capacities indicated on March 10, 2000.

                SIGNATURE                              TITLE
                ---------                              -----

          /s/ Robert F. Olson               Chairman of the Board of
     -----------------------------------    Directors, President and Chief
              Robert F. Olson               Executive Officer (Principal
                                            Executive Officer)

          /s/ Gregg A. Waldon               Chief Financial Officer,
     -----------------------------------    Treasurer, Secretary and Director
              Gregg A. Waldon               (Principal Financial and
                                            Accounting Officer)

          /s/ Ronald E. Eibensteiner
     -----------------------------------    Director
              Ronald E. Eibensteiner

     -----------------------------------    Director
              Kenneth H. Holec

     -----------------------------------    Director
              Steven C. Waldron


                                  EXHIBIT INDEX

EXHIBIT        DESCRIPTION OF DOCUMENT                                 METHOD OF FILING
-------        -----------------------                                 ----------------
5              Opinion of Faegre & Benson LLP.                       Filed Electronically

23.1           Consent of Grant Thornton LLP.                        Filed Electronically

23.2           Consent of Grant Thornton LLP.                        Filed Electronically

23.3           Consent of Grant Thornton LLP.                        Filed Electronically

23.4           Consent of Grant Thornton LLP.                        Filed Electronically

23.5           Consent of Ernst & Young LLP.                         Filed Electronically

23.6           Consent of Faegre & Benson LLP (included in           Filed Electronically
               Exhibit 5).